UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 24, 2011
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Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey	07005
(Address of principal executive offices)	(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.

On May 24, 2011 (the “Closing Date”), Unigene Laboratories, Inc. (the “Company”) sold its real property located at 110 Little Falls Road, Fairfield, New Jersey, with the buildings and improvements thereon, and any furniture, machinery, equipment and other personal property (other than property used in the conduct of its laboratory business) that the Company owned and used to operate, repair and maintain the property (the “Property”), to RCP Birch Road, L.L.C. (the “Purchaser”).  This sale was effected pursuant to an Agreement for Sale of Real Estate, dated as of January 31, 2011, by and between the Company and the Purchaser, which agreement was previously described on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 4, 2011.  In connection with the transfer of title of the Property, on the Closing Date, the Company received an aggregate purchase price of $1,200,000 from the Purchaser.

In connection with the sale of the Property, the Company executed a Lease for Real Property, dated as of the Closing Date, pursuant to which the Company has leased the Property from the Purchaser for an initial term of seven years, which may be extended for one renewal term of five years, for an annual base rent during the initial term ranging from $135,000 to $145,000, and up to approximately $156,000 in the renewal term.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ Gregory T. Mayes
Gregory T. Mayes, Vice President
Corporate Development and General Counsel
Date: May 26, 2011

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